                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

     This Executive Employment Agreement (the "Agreement") by and between
Jean-Michel Wasterlain ("Executive") and NorthStar Realty Finance Corp. (the
"Company"), is dated as of October 22, 2004 and none of the benefits hereunder shall be payable unless and until the closing date (the "Effective Date") of the initial public offering of the shares of common stock, par value $0.01 per share
(the "Common Stock"), of the Company pursuant to the registration statement on
Form S-11 (Reg. No. 333-114675) (the "IPO").

     WHEREAS, Executive and the Company desire to memorialize the terms and conditions related to Executive's employment by the Company.

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Agreements Between the Parties. This Agreement is intended to memorialize all of the terms and conditions of Executive's employment by the
Company.

     2. Employment.

        (a) Term. The Company shall employ Executive, and Executive agrees to be employed with the Company, upon the terms and conditions set forth in this
Agreement, for the period beginning on the Effective Date and ending on the third anniversary of the Effective Date (the "Employment Period"); provided, however, that commencing on the third anniversary of the Effective Date and on each subsequent anniversary of the Effective Date (each such anniversary, a
"Renewal Date"), the Employment Period shall automatically be extended for one additional year unless, not later than ninety (90) days prior to such Renewal
Date, the Company or Executive shall have given written notice not to extend the
Employment Period; provided, further, however, that the Employment Period shall be subject to earlier termination as provided in Section 5(b) hereof (the
"Term").

        (b) Base Salary. Executive's initial base salary shall be $250,000 per annum (pro-rated for partial calendar years), payable in equal bi-monthly installments (as in effect from time to time, the "Base Salary"). In subsequent years of the Term, the Base Salary shall be subject to annual review and adjustment from time to time by the compensation committee of the Company's board of directors (the "Compensation Committee").

        (c) Annual Bonus. For fiscal years during the Executive's employment with the Company, Executive shall participate in an annual cash incentive compensation plan as adopted and approved by the board of directors of the
Company (the "Board") from time to time, with applicable corporate and individual performance targets and a maximum award amount as determined by the
Board in its discretion (the "Annual Cash Bonus"). The initial target amount of the Annual Cash Bonus shall be 100% of Executive's Base Salary, but the actual
Annual Cash Bonus amount shall be determined by the Chief Executive Officer of the Company, subject to approval of the Compensation Committee. In addition to any Annual Cash Bonus, Executive shall be entitled annually to receive an annual performance award (the "Outperformance Award") equal in amount to 15% of the net profits realized over a 12% return on invested capital from the real estate securities business (excluding the subordinated debt origination and investment business) with respect to fiscal years during which Executive was employed by the Company, subject to the terms, conditions and calculations as personally agreed between the Executive and the Company and as set forth in Addendum A to this Agreement. Subject to the terms and conditions set forth in Addendum A, including the obligation to make a plan termination payment, the Company may terminate the Executive's entitlement to future Outperformance Awards and, in the event that such election is not made by the Company, payments of
Outperformance Awards may extend beyond Executive's termination of employment and diminish in amount over time as provided in Addendum A. The Outperformance
Award may be paid in the form of cash, any equity award or a combination of cash and an equity award, in the discretion of the Board; provided, however, that no more than a number equal to 5% of the number of outstanding shares of Common
Stock as of the beginning of the Company's fiscal year may be available for issuance pursuant to such Outperformance Awards during such fiscal year. Any
Annual Cash Bonus and/or Outperformance Award payable to Executive will be paid at the time the Company normally pays such bonuses to its senior executives, but in no event later than 90 days following the end of the applicable fiscal year, and will be subject to the terms and conditions of the applicable annual cash incentive compensation plan.

        (d) Long Term Incentive Plan. During Executive's employment with the
Company, Executive shall be eligible to receive long term equity incentive compensation awards (which may consist of restricted stock, stock options, stock appreciation rights or other types of awards, as determined by the Board in its discretion) pursuant to the Company's equity incentive compensation plans and programs in effect from time to time including, without limitation, the
Company's 2004 Omnibus Stock Inventive Plan. These awards shall be granted in the discretion of the Board and shall include such terms and conditions
(including performance objectives) as the Board deems appropriate.

        (e) Vacation. Executive shall be eligible for up to four weeks of annual vacation to be accrued and payable in accordance with the Company's policy with respect to senior executives.

        (f) Other Benefits. In addition, Executive will be eligible to participate in all fringe benefit plans and retirement plans of the Company, as are generally available to the other senior management employees of the Company, such as health insurance plans, disability insurance plans, life insurance plans, expense reimbursement and the Company's 401(k) retirement plan.

     3. Duties of Executive.

        (a) Duties of Position. During the Employment Period, Executive shall serve as the Chief Investment Officer and an Executive Vice President of the
Company. Executive's duties shall include, without limitation, overseeing implementation of the investment strategies and guidelines of the Company, participating as a member of the Investment Committee in all credit and underwriting decisions with regard to proposed investments, assisting and participating in the location, structuring, financing, documentation and diligencing of transactions for investment by the Company and its affiliates, supervising the real estate securities investment business currently conducted by NS Advisors LLC, assisting in the Company's capital raising efforts and the management of the Company's investments, together with such other reasonable assignments as may be assigned to him from time to time by the Chief Executive
Officer. Executive shall perform such duties and responsibilities, consistent with Executive's title, training and experience, as are from time to time reasonably assigned to Executive by the Chief Executive Officer of the Company.
Executive agrees to devote all of Executive's business time, attention and energies to the performance of the duties assigned to Executive hereunder, and to perform such duties faithfully, diligently and to the best of Executive's abilities and subject to such laws, rules, regulations and policies from time to time applicable to the Company's employees. The Company may assign all or a portion of its rights and obligations under this agreement to any of its affiliates or enter into an agreement with any of its affiliates that provides that Executive will perform services on behalf of such affiliate and Executive agrees to provide such services, as directed by the Company.

        (b) Confidential Information. Executive shall hold in confidence for the benefit of the Company all of the information (other than information concerning corporate opportunities) and business secrets in respect of the Company and all of its affiliates, including, but not limited to, all information and data relating to or concerned with the business, finances, pending transactions and other affairs of the Company and all of its affiliates, and Executive shall not at any time before or after Executive's

employment by the Company is terminated for any reason, or Executive resigns for any reason, willfully use or disclose or divulge any such information or data to any other Person (as defined below) except (i) with the prior written consent of the Company, (ii) to the extent necessary to comply with applicable law or the valid order of a court of competent jurisdiction, in which event Executive shall notify the Company as promptly as reasonably practicable (and, if possible, prior to making such disclosure) and (iii) in the performance of Executive's duties hereunder. With respect to information concerning corporate opportunities of the Company and all of its affiliates that are developed, initiated or become known to Executive during his employment with the Company, Executive shall hold in confidence for the benefit of the Company all of such information in respect of the Company and all of its affiliates, including, but not limited to, all information and data relating to or concerned with such opportunities of the
Company and all of its affiliates, and Executive shall not at any time before or within one (1) year after Executive's employment by the Company is terminated for any reason, or Executive resigns for any reason, willfully use or disclose or divulge any information relating to any such corporate opportunities to or for the benefit of the Executive or any other Person (as defined below) except
(i) with the prior written consent of the Company, (ii) to the extent necessary to comply with applicable law or the valid order of a court of competent jurisdiction, in which event Executive shall notify the Company as promptly as reasonably practicable (and, if possible, prior to making such disclosure) and
(iii) in the performance of Executive's duties hereunder. The foregoing provisions of this Section 3(b) shall not apply to any information or data which has been previously disclosed to the public or is otherwise in the public domain in each case other than as a result of the breach by Executive of his obligations under this Section 3(b). For purposes of this Agreement, "Person"
means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other entity or
"group" (as defined in the Securities Exchange Act of 1934).

     4. Termination of Employment. Executive's employment hereunder may be terminated in accordance with this Section 4.

        (a) Death. Executive's employment hereunder shall terminate upon his death.

        (b) Disability. If, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been absent from the full-time performance of his duties hereunder for the entire period of six consecutive months, and within thirty (30) days after written Notice of Termination (as defined in Section 8) is given shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate Executive's employment hereunder for "Disability."

        (c) Cause. The Company may terminate Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon the occurrence of any of the following events:

          (i) the conviction of Executive for the commission of a felony;

          (ii) continuing willful failure for ten (10) business days to substantially perform his duties hereunder (other than such failure resulting from Executive's incapacity due to physical or mental illness or subsequent to the issuance of a Notice of Termination by
          Executive for Good Reason) after demand for substantial performance is delivered by the Company in writing that specifically identifies the manner in which the Company believes Executive has not substantially performed his duties; or

          (iii) misconduct by Executive (including, but not limited to, breach by Executive of the provisions of Section 7) that is demonstrably and materially injurious to the Company or its subsidiaries, whether monetarily or otherwise.

        (d) Good Reason. Executive may terminate his employment hereunder for
"Good Reason" within thirty (30) days after the occurrence, without his written consent, of one of the following events that has not been cured within ten (10)
business days after written notice thereof has been given by Executive to the
Company:

          (i) the assignment to Executive of duties materially inconsistent with his status as an executive of the Company or the Executive is directed to directly report to someone other than the Chief Executive Officer of the Company or the Board;

          (ii) a reduction by the Company in Executive's Base Salary or a failure by the Company to pay any Base Salary or contractually committed cash bonus payment amounts when due;

          (iii) following a Change of Control (as defined below) of the Company, the requirement by the Company that the principal place of performance of Executive's services be at a location more than fifty (50) miles from the greater New York City metropolitan area;

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          (iv) any purported termination of Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 5(a);

          (v) a material failure by the Company to comply with any other material provision of this Agreement.

     (e) Change of Control. For the purposes of Section 4(d) above, a "Change of
Control" of the Company shall be deemed to have occurred if an event set forth in any one of the following paragraphs (i)-(iii) shall have occurred:

          (i) any Person is or becomes Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the then outstanding securities of the Company, excluding (A) any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of paragraph (ii) below, (B) any Person who becomes such a Beneficial Owner through the issuance of such securities with respect to purchases made directly from the Company, and (C) NorthStar Capital Investment Corp. ("NCIC") and its controlled affiliates; or

          (ii) the consummation of a merger or consolidation of the Company with any other corporation or the issuance of voting securities of the
          Company in connection with a merger or consolidation of the Company
          (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (x) a merger or consolidation which would result in the voting securities of the
          Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
          (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person, other than
          NCIC together with its controlled affiliates, is or becomes the
          Beneficial Owner, directly or indirectly, of securities of the Company representing

          thirty-five percent (35%) or more of the combined voting power of the then outstanding securities of the Company; or

          (iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the assets of the Company.

For purposes of this Agreement, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     (f) The Company may terminate Executive's employment at any time for any reason, including without Cause.

     5. Termination Procedure.

        (a) Notice of Termination. Any termination of Executive's employment by the Company or by Executive (other than termination pursuant to Section 6(a)
hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12. For purposes of this Agreement, a
"Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

        (b) Effect of Date of Termination. "Date of Termination" of this
Agreement shall mean (i) if the Term of this Agreement expires without renewal as of the third anniversary of the Effective Date or any subsequent Renewal
Date, the date of such expiration (ii) if Executive's employment is terminated pursuant to Section 4(a) above, the date of Executive's death (iii) if the
Executive's employment is terminated pursuant to Section 4(b) above, thirty (30)
days after delivery to the Executive of Notice of Termination (provided that
Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (iv) if Executive's employment is terminated pursuant to Sections 4(c) and 4(f) above, the date specified in the Notice of Termination, and (v) if Executive's employment is terminated pursuant to Section 4(d) above, the date on which a Notice of
Termination is given or any later date (within 30 days) set forth in such Notice of Termination, provided, however, that, if within thirty (30) days after any
Notice of Termination is given pursuant to Section 4(d)(iii) above, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or

decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected). Upon the Date of
Termination, the Term of this Agreement shall expire and the Company shall have no further obligation to the Executive except to the extent the Executive is otherwise entitled to any unpaid salary or benefits hereunder and insurance coverage in accordance with applicable law; provided that the provisions set forth in Sections 3(b), 6(b), 6(c), 7, and 14 hereof and this Section 5(b) shall remain in full force and effect after the termination of the Executive's employment, notwithstanding the expiration of the Term of or termination of this
Agreement.

     6. Obligations of the Company Upon Termination of Employment.

        (a) Expiration of Term, By the Company for Cause or by Executive without
Good Reason. If Executive's employment shall be terminated:

          (i) due to and upon expiration of the Term of this Agreement the
          Company shall pay Executive his full salary through the Date of
          Termination at the rate in effect at the time Notice of Termination is given, and an amount equal to the product of (x) all bonuses and awards (other than the Outperformance Award, which remains subject to its terms) in accordance with its terms that would have been earned by
          Executive upon completion of each award cycle that began during the
          Term but had not been completed as of the Date of Termination, calculated as though the full achievement of all goals and targets relating thereto had been achieved in full and (y) a fraction, the numerator of which shall be the number of days from the beginning of the applicable bonus or award cycle to and including the Date of
          Termination and the denominator of which shall be the number of days in such cycle; or

          (ii) if Executive's employment shall be terminated by the Company for
          Cause or by Executive without Good Reason, then the Company shall pay
          Executive his Base Salary (at the rate in effect at the time Notice of
          Termination is given) through the Date of Termination, and the Company shall have no additional obligations to Executive under this
          Agreement.

        (b) For any other reason. If Executive's employment shall be terminated for any reason other than those provided in Section 6(a) above, then:

          (i) the Company shall pay Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and an amount equal to the product of (x) all bonuses and awards (other than the Outperformance Award, which remains subject to its terms) that would have been earned by Executive upon completion of each award cycle that began during the Term but had not been completed as of the Date of Termination, calculated as though the full achievement of all goals and targets relating thereto had been achieved in full and (y) a fraction, the numerator of which shall be the number of days from the beginning of the applicable bonus or award cycle to and including the Date of Termination and the denominator of which shall be the number of days in such cycle; and

          (ii) in lieu of paying any further compensation to Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive severance payments in the form of continuation of
          Executive's Base Salary in effect as of the Date of Termination for a period of two (2) years following such Date of Termination (the
          "Severance Payment Period") and the Outperformance Award in accordance with its terms.

        (c) Excise Taxes.

          (i) If any of the payments or benefits received or to be received by
          Executive, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company are deemed by the Auditor (as defined below), the Company's tax counsel ("Tax ----
          Counsel") or the Internal Revenue Services to constitute an excess parachute payment under Section 280(G) of the Internal Revenue Code of
          1986, as amended (the "Code") ---- (all such payments and benefits, excluding the Gross-Up Payment (which is defined below), being hereinafter referred to as the "Total Payments"), the Company shall pay -------------- to Executive an additional amount (the "Gross-Up
          Payment") such that the net amount ---------------- retained by
          Executive, after deduction of any total excise tax, together with all applicable interest and penalties (collectively, the "Excise Tax") Tax on the Total ---------- Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

          (ii) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax,
          (i) all of the Total Payments shall be treated as "parachute payments"
          (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of Tax Counsel reasonably acceptable to Executive and selected by the accounting firm which was, immediately prior to the change in control, the Company's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) ------- do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the
          Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the base amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up
          Payment, Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up
          Payment is calculated for purposes of this Section 6(b)), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. If there has not been a Date of Termination with respect to Executive, the Company shall cause the
          Gross-Up Payment to be calculated within 30 days of a written request to that effect from Executive.

          (iii) Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise
          Tax with respect to the Total Payments.

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          (iv) The payments provided in this Section 6(c) shall be made not later than the fifth day following the Date of Termination (or if there is no Date of Termination, then the fifth day following date on which the Gross-Up Payment is calculated for purposes of Section 6(c), provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to
          Executive on such day an estimate, as determined in good faith by the
          Company, in accordance with Section 6(b), of the minimum amount of such payments to which Executive is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder) at 120% of the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the occurrence of a
          Date of Termination. At the time that payments are made under this
          Agreement, the Company shall provide Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from
          Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

     7. Non-Solicitation and Business Relationships. Executive agrees that during Executive's employment by the Company and for one (1) year following the
Executive's Date of Termination (the "Non-Solicitation Period"), Executive shall not, directly or indirectly, (i) solicit, induce, or attempt to solicit or induce any officer, director, employee, consultant, agent or joint venture partner of the Company or any of its affiliates to terminate his, her or its employment or other relationship with the Company or any of its affiliates for the purpose of associating with any competitor of any the Company or any of its affiliates, or otherwise encourage any such person to leave or sever his, her or its employment or other relationship with the Company or any of its affiliates for any other reason, or authorize the taking of such actions by any other person or entity, or assist or participate with any such person or entity in taking such action.

     8. Confidentiality. Each party to this Agreement shall keep strictly confidential the terms of this Agreement, provided, that (i) either party to this Agreement may disclose the terms of this Agreement with the prior written consent of the other party, (ii) either party to this Agreement may disclose the terms of this Agreement to the extent necessary to comply with law or legal process, in which event

                                       11

the disclosing party shall notify the other party to this Agreement as promptly as practicable (and, if possible, prior to making such disclosure), (iii) either party to this Agreement may disclose the terms of this Agreement to outside counsel, underwriters and accountants and (iv) the Company may disclose the terms of this Agreement in public filings with the Securities and Exchange
Commission or other regulatory agencies, without notice to Executive, to the extent that it believes such disclosure to be prudent, necessary or required by applicable law in connection with the operation of the business of the Company and shall have the right to file a copy of this Agreement with such regulating agencies, it being understood that if this Agreement is so disclosed or filed,
Executive shall thereafter be released from his obligation in respect of this
Section 8.

     9. No Waiver. No failure or delay on the part of the Company or Executive in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or
Executive at law or in equity. No waiver of or consent to any departure by either the Company or Executive from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof.
No amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by all parties hereto. Any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

     10. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provision shall be construed by limiting and reducing it so as to be enforceable to the maximum extent allowed by applicable law.

     11. Non-Assignability. The rights and obligations of Executive under this
Agreement are personal to Executive and may not be assigned or delegated to any other Person; provided, however, that nothing in this Agreement shall preclude
Executive from designating any of his beneficiaries to receive any benefits payable hereunder upon his death, or his executors, administrators or other legal representatives from assigning any rights hereunder to the person or persons entitled thereto.

                                       12

     12. Notices. Any notice given hereunder shall be in writing and shall be deemed to have been given when delivered by messenger or courier service
(against appropriate receipt), or mailed by registered or certified mail (return receipt requested), addressed as follows:

               If to the Company:    NorthStar Realty Finance Corp.
                                     527 Madison Avenue, 16th Floor
                                     New York, NY 10022
                                     Attention:  General Counsel

               If to Executive:      Jean-Michel Wasterlain
                                     527 Madison Avenue, 16th Floor
                                     New York, NY 10022

or at such other address as shall be indicated to the parties hereto in writing.
Notice of change of address shall be effective only upon receipt.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be entirely performed within such State.

     14. Dispute Resolution:

        (a) Subject to the provisions of Section 14(b), any dispute, controversy or claim arising between the parties relating to this Agreement, or otherwise relating in any way to Executive's employment by or interest in the Company or any of its affiliate (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration before a single arbitrator, selected by the American
Arbitration Association in accordance with its rules pertaining at the time the dispute arises. In such arbitration proceedings, the arbitrator shall have the discretion, to be exercised in accordance with applicable law, to allocate among the parties the arbitrator's fees, tribunal and other administrative and litigation costs and, to the prevailing party, attorneys' fees. The award of the arbitrator may be confirmed before and entered as a judgment of any court having jurisdiction over the parties.

        (b) The provisions of Section 14(a) shall not apply with respect to any application made by the Company for injunctive relief under this Agreement.

                                       13

     15. Headings. The paragraph headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     16. Entire Agreement. This Agreement and any agreements executed contemporaneously herewith constitute the entire agreement between the parties with respect to the matters set forth herein, and there are no promises or undertakings with respect thereto relative to the subject matter hereof not expressly set forth or referred to herein or therein.

     17. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                             --------------------------------
                             Jean-Michel Wasterlain

                             NORTHSTAR REALTY FINANCE CORP.

                             By:  -------------------------
                                  Name:  Mark E. Chertok
                                  Title: Chief Financial Officer
                                         and Treasurer

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